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                                  EXHIBIT 4.2

                MAIL-WELL, INC. 1998 INCENTIVE STOCK OPTION PLAN




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                                  MAIL-WELL, INC.
                          1998 INCENTIVE STOCK OPTION PLAN


     SECTION 1. PURPOSE OF THE PLAN. The purpose of this Mail-Well, Inc. 1998 Incentive Stock Option Plan ("Plan"), is to encourage ownership of common stock, $.01 par value ("Common Stock"), of Mail-Well, Inc., a Colorado corporation (the "Company"), by eligible key employees and directors of the Company and its Affiliates (as defined below) and to provide increased incentive for such employees and directors to render services and to exert maximum effort for the business success of the Company. In addition, the Company expects that the Plan will further strengthen the identification of employees and directors with the stockholders. Certain options to be granted under this Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options granted under this Plan will be nonqualified options which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options as provided in the Section 6 hereof. As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

     SECTION 2.   ADMINISTRATION OF THE PLAN.

          (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") comprised of two or more Directors designated by the Board of Directors of the Company (the "Board"), which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he is a "Non-Employee Director" within the meaning of such Rule 16b-3.

          (b) COMMITTEE ACTION. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

          (c) COMMITTEE EXPENSES. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

     SECTION 3. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in Section 6(k) hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan

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is 500,000.  The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

     SECTION 4. ELIGIBILITY. The persons eligible to participate in the Plan as a recipient of options ("Optionee") shall include only key employees and directors of the Company or its Affiliates at the time the option is granted. An employee who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

     SECTION 5.   GRANT OF OPTIONS.

          (a) COMMITTEE DISCRETION. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those key employees and directors of the Company or its Affiliates who are to receive options under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, and (iii) to determine the type of option granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options; provided that a director who is not also an employee of the Company may not receive any ISOs. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (b) STOCKHOLDER APPROVAL. All options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat or by written consent in accordance with applicable corporate law; provided that if such approval by the stockholders of the Company is not forthcoming, all options previously granted under this Plan shall be void.

          (c) LIMITATION ON INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Optionee during any calendar year under all such plans of the Company and its Affiliates shall not exceed $100,000.

     SECTION 6. TERMS AND CONDITIONS. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following

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express terms and conditions and to such other terms and conditions as the
Committee may deem appropriate.

          (a) OPTION PERIOD. The Committee shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee, provided that the option grant shall expire if a written agreement is not signed by said Optionee (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Optionee of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Optionee after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Optionee, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

          (b) OPTION PRICE. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee.
     In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option under this Plan shall be determined by the Committee prior to granting the option. The Committee shall set the purchase price for each share subject to a Nonqualified Option at such price as the Committee in its sole discretion shall determine, provided that the purchase price of each share of Common Stock subject to a Nonqualified Option shall not be greater than the fair market value of a share of Common Stock on the date the option is granted as determined by the Committee.

          For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the mean of the reported high and low sales prices of the Common Stock on the New York Stock Exchange Composite Tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not traded on the New York Stock Exchange at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the closing bid and ask prices of the Common Stock on the most recent date the Common Stock was publicly traded.

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          In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

          (c) EXERCISE PERIOD. The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. However, no portion of any option may be exercisable by an Optionee prior to the approval of the Plan by the Stockholders of the Company.

          (d) PROCEDURE FOR EXERCISE. Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by cash or cashier's check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Common Stock theretofore owned by such Optionee (or any combination of cash and Common Stock). Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice and such option payment.

          As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6(d).

          (e) TERMINATION OF EMPLOYMENT. If an employee to whom an option is granted ceases to be employed by the Company for any reason other than death or disability or if a director to whom an option is granted ceases to serve on the Board for any reason other than death or disability, any option which is exercisable on the date of such termination of employment or cessation from the Board shall expire upon such date of such termination of employment or cessation from the Board; provided, however, the Committee, in its sole discretion, may allow an Optionee to exercise all or a portion of the Options granted but unexercised for a period of time after the Optionee's termination of employment or cessation from the Board, provided that in no event shall ISOs be exercised after the date three months from the effective date of the termination of employment and provided further in no event may any option be exercised after its expiration under the terms of the option agreement.

          (f) DISABILITY OR DEATH OF OPTIONEE. In the event of the determination of disability or death of an Optionee under the Plan while he is employed by the Company or while he serves on the Board, the options previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a three-month period after such determination of disability or death, by the former employee or director, the guardian of his estate, the executor or

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     administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company of the kind he was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician. The Committee, in its sole discretion, may allow an Optionee to exercise all or a portion of the Options granted but unexercised for a longer period than three months after disability or death, provided that in no event shall ISOs be exercised after the date 12 months from the effective date of the termination of employment due to disability or the date 18 months from the effective date of termination of employment due to death (or 18 months after the death of the optionee within 12 months of the termination of such optionee's employment due to disability).

          (g) ASSIGNABILITY. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of an Optionee, an option shall be exercisable only by him.

          (h) INCENTIVE STOCK OPTIONS. Each option agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option designated as an incentive stock option under Section 422 of the Code.

          (i) NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

          (j) EXTRAORDINARY CORPORATE TRANSACTIONS. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable.

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          (k)  CHANGES IN COMPANY'S CAPITAL STRUCTURE.  If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

          (l) ACCELERATION OF OPTIONS. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to Optionee. Notwithstanding anything to the contrary contained in this Plan, the Committee may in its sole discretion accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6, and is authorized at any time (with the consent of the Optionee) to purchase options pursuant to Section 7.

          (m) STOCKHOLDERS AGREEMENT. The Committee shall provide in the option agreement that prior to receiving any shares of Common Stock or other securities on the exercise of the option, the Optionee (or the Optionee's representative upon the Optionee's death) shall be required to execute the American Mail-Well Employee Stockholders Agreement, or the Company's Stockholders Agreement, whichever the Committee deems appropriate.

          (n) CHANGE OF CONTROL. In the event that (i) there is a proposed action whereby the Company would not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity) other than a merger for the sole purpose of changing the Company's state of incorporation, (ii) there is a proposed action whereby the Company would sell all or substantially all of its assets to any person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act), acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) there is a proposed action whereby the Company would be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), all Optionees hereunder shall be given notice of such Corporate Change and shall have a period of thirty (30) days thereafter to exercise their options after receipt of such notice whether such options had vested in accordance with their terms or not.

     SECTION 7.     RELINQUISHMENT OF OPTIONS.
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          (a)  The Committee, in granting options hereunder, shall have discretion to determine whether or not options shall include a right of relinquishment as hereinafter provided by this Section 7. The Committee shall also have discretion to determine whether an option agreement evidencing an option initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any option granted hereunder or in any option agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is consistent with Paragraph 1 hereof, any option granted under this Plan, and the option agreement evidencing such option, may provide:

               i) That the Optionee, or his heirs or other legal representatives to the extent entitled to exercise the option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option (to the extent then exercisable) for a number of shares of Common Stock, for an amount of cash or for a combination of Common Stock and cash to be determined in accordance with the following provisions of this clause
          (i):

                    a) The written notice of exercise of such right of relinquishment shall state the percentage, if any, of the Appreciated Value (as defined below) that the Optionee elects to receive in cash ("Cash Percentage"), such Cash Percentage to be in increments of 10% of such Appreciated Value up to 100% thereof;

                    b) The number of shares of Common Stock, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing (A) the difference between (I) the Appreciated Value and (II) the result obtained by multiplying the Appreciated Value and the Cash Percentage by (B) the then current market value per share of Common Stock;

                    c) The amount of cash payable pursuant to such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Common Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable by the Committee to permit compliance by the Company with the withholding provisions applicable to employers under the Code and any applicable state income tax laws;

                    d) For the purpose of this clause (i), "Appreciated Value" means the excess of (x) the aggregate current market value of the shares of Common Stock covered by the option or the portion thereof to be relinquished over (y) the aggregate purchase price for such shares specified in such option;

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               ii)  That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with
          Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

               iii) That the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 6(b); and

               iv) That the option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, (B) the Committee, subject to the provisions of Paragraph 7(b), shall consent to the election of the holder to relinquish such option in whole or in part for cash as set forth in such written notice of relinquishment and (C) the holder of such option pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

          (b) The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee's disapproval of, any election by a holder of an option to relinquish such option in whole or in part for cash as provided in Paragraph 7(a), except that no such consent to or approval of a relinquishment for cash shall be required under the following circumstances. Each Optionee who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Optionee") shall be entitled to receive payment only in cash when options are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"); provided, however, that payment shall be so made in cash only in respect of 50% of the options covered by any stock option agreement. A Covered Optionee shall be entitled to receive payment only in shares of Common Stock upon (a) the relinquishment of options outside a Window Period and (b) the relinquishment of options during a Window Period once such Optionee has received payment in cash for the relinquishment of 50% of the options covered by any stock option agreement.

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          (c)  The Committee, in granting options hereunder, shall have discretion to determine the terms upon which such options shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and options outstanding, and option agreements evidencing such options, may be amended, if necessary, to permit such exemption. If an option is relinquished, such option shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the option or part thereof which is relinquished, and no further options may be granted covering such shares of Common Stock.

          (d) Neither any option nor any right to relinquish the same to the Company as contemplated by this Paragraph 7 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder.

          (e) Except as provided in Section 7(f) below, no right of relinquishment may be exercised within the first six months after the initial award of any Option containing, or the amendment or supplementation of any existing option agreement adding, the right of relinquishment.

          (f) No right of relinquishment may be exercised after the initial award of any option containing, or the amendment or supplementation of any existing option agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Optionee's death, disability or termination of his relationship with the Company and the payment upon the exercise of such right is only in cash.

     SECTION 8. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) except as is provided in Section 6(k) of the Plan, increase the total number of shares reserved for the purposes of the Plan,
(ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6(a) of the Plan, (iv) extend the expiration date of this Plan set forth in Section 14 of the Plan, (v) except as provided in Section 6(k) of the Plan, decrease to any extent the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Committee.

     SECTION 9. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 6(j), (k) and (l) shall be subject to any shareholder action required by applicable corporate law.

     SECTION 10. PURCHASE FOR INVESTMENT. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

     SECTION 11.   TAXES.

          (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

          (b) Notwithstanding the terms of Paragraph 11(a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by him in connection with the exercise of a nonqualified option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 6(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee.

     SECTION 12. REPLACEMENT OF OPTIONS. The Committee from time to time may permit an Optionee under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

     SECTION 13. NO RIGHT TO COMPANY EMPLOYMENT. Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

     SECTION 14. LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

               (a) THE NON-ISSUANCE OF SHARES. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction with the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

               (b) TAX CONSEQUENCES. Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any option granted hereunder.

     SECTION 15. EFFECTIVENESS AND EXPIRATION OF PLAN. The Plan shall be effective on the date the Board adopts the Plan. If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option shall be granted pursuant to the Plan.

     SECTION 16. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     SECTION 17. GOVERNING LAW. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state in which the Company is incorporated and applicable federal law.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, Mail-Well, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized on February 4, 1998.

ATTEST:                            Mail-Well, Inc.


                                   By:
---------------------------            ---------------------------
Secretary                          Name:
                                       ---------------------------
                                   Title:
                                       ---------------------------

[CORPORATE SEAL]